Exhibit 99

Fortune Brands Updates Earnings Guidance

    LINCOLNSHIRE, Ill.--(BUSINESS WIRE)--June 9, 2004--Fortune Brands, Inc. (NYSE:FO), a leading consumer brands company, today updated its earnings guidance for the second quarter of 2004.
    In remarks prepared for delivery today to the 24th Annual Piper Jaffray Consumer Conference in New York, Fortune Brands chairman & CEO Norm Wesley said, "Our breadth of leading consumer brands and our effective strategy are a powerful combination for delivering consistently strong results. The broad-based strength that fueled our first quarter results has continued into the second quarter. Consumer demand for our leading consumer brands remains strong. Successful new products, share-gain initiatives and productivity improvements are adding to Fortune Brands' sustained growth. All of our businesses continue to perform at or above our expectations.
    "In April, we announced that we expected EPS before charges/gains to grow strong double digits in the second quarter. Wall Street securities analysts currently estimate that our second quarter EPS before charges/gains will be in a range of $1.17 to $1.26 per share, up from $1.03 a year ago. Given the strength of our second quarter performance to date, we expect that Fortune Brands second quarter EPS before charges/gains will be near the top of that range, comfortably achieving our target of strong double-digit growth. We continue to expect that we will deliver strong double-digit growth in EPS before charges/gains for the full year and improve our returns, as well."
    As previously announced, second quarter 2004 GAAP comparisons will be impacted by a 23-cents-per-share tax-related credit recorded in the second quarter of 2003. Due to the absence of this credit in the second quarter of 2004, as well as restructuring-related charges in the current quarter for previously announced programs, second quarter EPS on a reported basis is likely to be lower than the year-ago quarter. The company continues to expect full-year EPS on a reported basis to be up strongly.
    Fortune Brands plans to announce results for the second quarter on July 23rd.

    Fortune Brands, Inc. is a $6 billion leading consumer brands company. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, golf equipment and office products. Home and hardware brands include Moen faucets, Aristokraft, Schrock, Diamond and Omega cabinets, Therma-Tru door systems, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware, Inc. Major spirits and wine brands sold by units of Jim Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, The Dalmore single malt Scotch, Vox vodka and Geyser Peak and Wild Horse wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Office brands include Swingline, Wilson Jones, Kensington and Day-Timer sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index.
    To receive company news releases by e-mail, please visit www.fortunebrands.com.

    This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, returns on pension assets, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brand groups, expenses and disruptions related to shifts in manufacturing to different locations and sources, changes in commodity costs, the impact of weak conditions in the leisure travel industry on our golf and spirits and wine businesses, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

    This press release discusses earnings per share before charges/gains, a measure not derived in accordance with generally accepted accounting principles. This measure should not be considered a substitute for any measure derived in accordance with generally accepted accounting principles, and may also be inconsistent with similar measures presented by other companies.

    CONTACT: Fortune Brands, Inc.
             Clarkson Hine (Media Relations), 847-484-4415 or
             Tony Diaz (Investor Relations), 847-484-4410